                             SUPPLEMENTAL CONVEYANCE

      SUPPLEMENTAL CONVEYANCE NO. 5 dated as of August 8, 2000 (this "Supplemental Conveyance"), by and between AMERICAN EXPRESS CREDIT CORPORATION, a Delaware corporation, as seller (the "Seller"), and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, a Delaware corporation, as purchaser ("RFC II"), pursuant to the Receivables Purchase Agreement referred to below.

      WHEREAS, the Seller and RFC II are parties to a Receivables Purchase Agreement, dated as of May 16, 1996 (as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Receivables Purchase Agreement");

      WHEREAS, Additional Accounts have been designated pursuant to the Pooling and Servicing Agreement;

      WHEREAS, pursuant to the Receivables Purchase Agreement, RFC II wishes to purchase the Credco Receivables of such Additional Accounts from the Seller pursuant to the Receivables Purchase Agreement; and RFC II has delivered an Addition Notice to the Seller pursuant to Section 2.1(b) of the Receivables Purchase Agreement; and

      WHEREAS, the Seller is willing to sell such Credco Receivables subject to the terms and conditions hereof.

      NOW, THEREFORE, the Seller and RFC II hereby agree as follows:

      1.    Defined  Terms.   Each  capitalized  term  used  but  not  defined
herein shall have the meaning specified in the Receivables Purchase Agreement, or, if not defined therein, in the Pooling and Servicing Agreement.

            "Additional Accounts" shall mean the Additional Accounts referred to in Section 2.

            "Addition Date" shall mean, with respect to the Additional Accounts designated hereby, August 8, 2000.

            "Addition Cut-Off Date" shall mean, with respect to the Additional Accounts designated by this Supplemental Conveyance, the close of business on July 24, 2000.

      2. Conveyance of Receivables. The Seller does hereby sell, transfer, assign, set over and otherwise convey to RFC II, without recourse except as provided in the Receivables Purchase Agreement, all of its right, title and interest in, to and under (i) the Credco Receivables existing at the close of business on the Addition Cut-Off Date and thereafter created in the Additional Accounts designated pursuant to Assignment No. 5 of Receivables in Additional Accounts, dated as of the date hereof, among American Express Centurion Bank ("Centurion"), RFC II, and the Bank of New York, as Trustee, to be included as Accounts, and identified in Schedule 1 to Assignment No. 5, all monies due and or to become due and all amounts received with respect thereto and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof and
(ii) the right to receive Recoveries with respect to such Credco Receivables. On or before the date hereof, the Seller will deliver to RFC II a computer file, microfiche list or printed list containing a true and complete list of all Additional Accounts designated pursuant to Assignment No. 5, which computer file or list has been marked as Schedule 1 to Assignment No. 5, and which computer file or list shall also be marked as Schedule 1 hereto and, as of the Addition Date, shall be incorporated into and made a part of this Supplemental Conveyance. The Additional Accounts designated by Schedule I attached hereto are also identified in the records of Centurion, including the computer files maintained for Centurion in the computer system of American Express Travel Related Services Company, Inc., with the codes "L" or "M" in the securitization field of such computer files.

      Consistent with Section 2.1(e) of the Receivables Purchase Agreement, the Seller hereby grants to RFC II a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Credco Receivables existing at the close of business on the Addition Cut-Off Date and thereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto and all Collections (including Recoveries) and proceeds (including Insurance Proceeds and "proceeds" as defined in the UCC) thereof. This agreement constitutes a security agreement under the UCC.

      3. Acceptance by RFC II and Payment of Purchase Price. RFC II hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to RFC II pursuant to Section 2 of this Supplemental Conveyance. RFC II shall pay to the Seller the Purchase Price, calculated pursuant to Section 3.1 of the Receivables Purchase Agreement, for such property no later than the Distribution Date following the Monthly Period during which the related Addition Date occurs.

      4. Representations and Warranties of the Parties. Each of the Seller and RFC II hereby makes the representations and warranties required by the Receivables Purchase Agreement to be made as of the related Addition Date.

      5. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement", to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

      6. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

      7. Governing Law. This Supplemental Conveyance shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

                              AMERICAN EXPRESS CREDIT CORPORATION

                              By:   /s/ Jay B. Stevelman
                                   -------------------------------------
                                  Name:  Jay B. Stevelman
                                  Title:    Treasurer

                              AMERICAN EXPRESS RECEIVABLES
                                 FINANCING CORPORATION II

                              By:   /s/ Leslie R. Scharfstein
                                   -------------------------------------
                                  Name:  Leslie R. Scharfstein
                                  Title:    President